                                                                 EXHIBIT 99.8(a)

                              CUSTODIAL AGREEMENT

        THIS AGREEMENT made as of between, MERRILL LYNCH RETIREMENT BENEFIT INVESTMENT PROGRAM, INC. a corporation organized and existing under the laws of of Maryland (hereinafter called the "Corporation"), and THE FIRST JERSEY NATIONAL BANK, a national banking association organized and existing under the laws of the United States (hereinafter called the "Custodian"). national banking association organized and existing under the laws of the United States (hereinafter called the "Custodian").

                                 WITNESSETH:

        WHEREAS, the Corporation desires that its securities and funds shall be hereafter-held and administered by the Custodian pursuant to the terms of this Agreement:

        NOW, THEREFORE, in consideration of the mutual agreement herein made, the Corporation and the Custodian agree as follows:

     Section 1. Definitions

        The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, options, warrants or other instruments representing any other rights or interests therein, or in any property or assets.

         The words "Written Instructions" shall mean a direction or certification in writing signed in the name of the Corporation by any two of the Chairman of the Board, the Chairman of the Executive Committee, the President, a Vice President, the Secretary, the Treasurer of the Corporation or any other person duly authorized to sign by the Board of Directors or the Executive Committee of the Corporation.

     Section 2. Names, Titles and Signatures of the Corporation's officers

        The Secretary of the Corporation will certify to the Custodian the names and signatures of those persons authorized to sign the Written Instructions described in Section 1 hereof, and the names of the members of the Board of Directors and the Executive Committee thereof, together with any changes which may occur from time to time and the Custodian shall be fully protected in acting in reliance thereon.

     Section 3. Receipt and Disbursement of Funds

        A. The Custodian shall open and maintain a separate account or accounts in the name of the Corporation, subject to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in such account or accounts, subject to the provisions hereof, all funds received by it from or for the account of the Corporation. The Custodian shall make payments of funds to, or for the account of, the Corporation from such funds only (a) for the purchase of securities for the portfolio of the Corporation upon the delivery of such securities to the Custodian, or as provided in 4B registered (if registrable) in the name of the Corporation or of the nominee of the Custodian referred to in Section 7 or in proper form for transfer; (b) any amounts as may be authorized and outstanding shares upon delivery thereof to the Custodian; (c) for the payment of interest, dividends, taxes, management or supervisory fees or. operating expenses (including, without limitation thereto, fees for legal, account and auditing services); (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Corporation held by or to be delivered to the Custodian; (e) for the payment to any bank of interest on or any portion of the principal of any loan made by such bank to Corporation; (f) for the payment to any person, firm or corporation who has borrowed the Corporation's portfolio securities the amount deposited with the Custodian as collateral for such borrowing upon the delivery of such securities to the Custodian, registered (if registrable) in the name of the Corporation or of the nominee of the Custodian referred to in Section 7 or in proper form for transfer; or (g) for other proper corporate purposes. Before making any payment permitted under item (a) of this subsection A, the Custodian shall receive and may rely upon instructions in writing signed by any authorized signatory of the Corporation and stating that it is for the purpose permitted under the terms of items (b), (c), (d), (e) or
     (f) of this subsection A. In respect of item (g), the Custodian will take such action only upon receipt of Written Instructions and a certified copy of a resolution of the Board of Directors or of-the Executive Committee of the Corporation signed by an officer of the Corporation and certified by its Secretary or an Assistant Secrectary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom-such payment is to be made. In respect of item
     (f), the Custodian shall' make payment to the borrower of securities loaned by the Corporation of part of the collateral deposited with the Custodian upon receipt of Written Instructions stating that the market value of the securities loaned has declined and specifying the amount to be paid by the Custodian without receipt or return of any of the securities loaned by the Corporation.

        B. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account bf the Corporation.

     Section 4A. Receipt of Securities

        Except as provided in 4B, the Custodian shall hold in a separate account, and physically segregated at all times from those of any-persons, firms or corporations, pursuant to the provisions hereof, all securities received by it from or for the account of the Corporation. All such securities are to be held or disposed of by the Custodian 'for, and subject at all times to the instructions of, the Corporation pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments except pursuant to the directive of the Corporation and only for the account of the Corporation as set forth in Section 5 of this Agreement.

     Section 4B. Use of Central Securities System

        The Custodian may use the facilities of The Depository Trust Company, Federal Reserve Book-Entry System or any other book-entry system for the central handling of securities (hereinafter called a "central securities. system" or "such System"), with which securities are authorized to be deposited under the provisions of Section 17(f) of the Investment Company Act of 1940, subject to such rules, regulations and orders as may be adopted by the Securities and Exchange Commission thereunder. Without limiting the generality of such use, the following provisions shall, subject to such rules, regulations and orders, apply thereto:

        (i) Such system may be used to hold, receive, exchange, release, deliver and otherwise deal with the securities owned by the Corporation, including distributions rights and other items of like-nature, and to receive and remit to the Custodian all income and other payments thereon and to take all steps necessary and proper .in connection with the collection thereof.

        (ii) Registration of the Corporation's securities may be made in the name of any nominee or nominees used by such system.

        (iii) Payment for securities purchased and sold may-be made through the clearing medium employed by such system for transactions of participants acting through it.

        (iv) Securities and any cash of the Corporation deposited in such system will at all times be segregated from any assets and cash controlled by the Custodian in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. The Custodian will pay out money only upon the receipt of securities or notification thereof and will deliver securities only upon the receipt of money or notification thereof.

        (v) All books and records maintained by the Custodian which relate to the Corporation's participation in such system will at all times during the Custodian' regular business hours be open to inspection by the Corporation's duly authorized officers, employees, agents and auditors, and the Corporation will be furnished with all the information in respect of the services rendered to it as it may require.

        (vi) The Custodian will make available to the Corporation copies of any internal control reports concerning such system made to it by either internal or external auditors within ten days after receipt of such a report by the Custodian.

     Section 5. Transfer, Exchange, Redelivery, etc. of Securities

        The Custodian shall have sole power to release or deliver any securities of the Corporation held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only (a) for sales of such securities for the account of the Corporation upon receipt by the Custodian of payment therefore, or as provided in 4B,
     (b) when such securities are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such securities in accordance with "street delivery" custom, (d) in exchange for or upon-conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise or subscription, purchase or other similar rights represented by such securities, (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (h) for the purpose of effecting a loan of the Corporation's portfolio securities to any person, firm or

     Corporation upon the receipt by the Custodian of cash collateral or as provided in 4B at least equal to the market value of the securities loaned,
     (i) to any bank for the purpose of collateralizing the obligation of the Corporation to repay any moneys borrowed by the Corporation from such bank; provided, however, that the Custodian may at the option of such lending bank keep such collateral in its possession, subject to the rights of such bank given to it, by virtue of any promissory note or agreement executed and delivered by the Corporation to such bank, or (j) for other proper corporate purposes. As to any deliveries made by the Custodian pursuant to items (a), (b), (c) (d), (e), (f), (g) and (h), securities or funds receivable in exchange therefore shall be deliverable to the Custodian or as provided in 4B. Before making any such transfer exchange or delivery, the Custodian shall receive and may rely upon instructions in writing signed by any authorized signatory of the Corporation requesting such transfer, exchange or delivery and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this Section 5 and, in respect of item (j), upon receipt of Written Instructions and a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Corporation and certified by its Secretary or an assistant secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made. In respect of item (h), the instructions in writing shall state the market value of the securities to be loaned and the corresponding amount of collateral to be deposited with the Custodian: thereafter, upon receipt of instructions in writing stating that the market value of the securities loaned has increased and specifying the amount of increase, the Custodian shall collect from the borrower additional cash collateral in such amount.

     Section 6. Custodians Acts Without Instructions

        Unless and until the Custodian receives Written Instructions to the contrary, the Custodian shall:

        (a) Present for payment all coupons and other income items held by it for the account of the Corporation which call for payment upon presentation and hold the funds received by it upon such payment for the account of the Corporation; (b) collect interest and cash dividends received, with notice to the Corporation, for the account of the Corporation; (c) hold for the account of the Corporation hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; (d) execute as agent on behalf of the Corporation all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any State now or hereafter in effect, inserting the Corporation's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so; and

         (e) transmit promptly to the
     Corporation a reports notices and other written information received by the custodian from or concerning issuers of the Corporation's portfolio securities; and (f) collect from the borrower of securities loaned and delivered by the Custodian pursuant to item (h) of Section 5 hereof, (i) any interest or cash dividends paid on such securities, and (ii) all stock dividends, rights and similar securities issued with respect to any such loaned securities.

     Section 7. Registration of Securities

        Except as otherwise directed by Written instructions, the Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of the Custodian or as provided in 4B as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent Federal-tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any State. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

        The Corporation shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold on, deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Corporation and which may from time to time be registered in the name of the. Corporation.

     Section 8. Voting and other Action

        Neither the Custodian nor any nominee of the Custodian, shall vote any of the securities held hereunder by or for the account of the Corporation, except in accordance with the instructions contained in Written Instructions. The Custodian shall execute and deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities (including any securities loaned and delivered by the Custodian pursuant to item (h) of
     Section 5 hereof), such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Corporation), but without indicating the manner in which such proxies are to be voted.

     Section 9. Transfer Tax and Other Disbursements

        The Corporation shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

        The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

     Section 10. Concerning the Custodian

        A. The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties.

        B. The Custodian shall not be liable for any action taken in good faith upon any instructions given in writing pursuant to the terms hereof, any Written Instructions as herein defined or certified copy of any resolution of the Board of Directors or the Executive Committee,-and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

        C. The Custodian shall not be liable for any loss or damage resulting from its action or omission to act or otherwise except for any such logs or damage arising out ofits own negligence or willful misconduct. The Custodian may apply for and obtain the advice and opinion of counsel to the Corporation or of its own counsel with respect to questions of law, and shall be fully protected with respect to anything done or omitted by it in good faith and in conformity with such advice or opinion.

        D. Without limiting the generality of the foregoing the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

        (a) The validity of the issue of any securities purchased by or for the Corporation, the legality of the purchase thereof, or the propriety of the amount paid therefore;

         (b) The legality of the issue or sale of any securities by or for the Corporation, or the propriety of the amount for which the same are sold;

        (c) The legality of the issue or sale of any shares of the capital stock of the Corporation, or the sufficiency of the amount to be received therefore;

        (d) The legality of the redemtion, of any shares. of capital stock of the Corporation or the propriety of the amount to be paid therefore;

        (e) The legality of the declaration of any dividend or distribution by the Corporattion, or the legality of the issuance of any shares of the Corporation's capital stock in payment of any stock dividend or distribution;

        (f) The legality of the delivery of any securities held for the Corporation for the purpose of collateralizing the obligation for the Corporation to repay any moneys borrowed by the Corporation or

        (g) The legality of the delivery of any securities held for the Corporation for the purpose of loaning said securities to any person, firm or corporation.

        E. The Custodian shall not be under any duty or obligation to talke action to effective collection of any amount, if the securities upon which such consent is payable are in default, or if payment is refused after due on presentation, unless and until (i) it shall be derected to take such action by Written Instruction, and (ii) it shall, be assured to its satisfaction of rereimbursement of its costs and expenses in connection with any such action.

         F. The Custodian shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it for the account of the Corporation, are such as may properly be held by the Corporation under the provisions of its Articles of Incorporation.

        G. The Corporation agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges,assessments, claims and liabilities incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Corporation for such items. In the event of any advance of funds for any purpose made by the Custodian resulting front orders or instructions of the Corporation, or in the event that the Custodian or its -nominee shall incur or be assessed any taxes, charges, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominees own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Corporation shall be security therefore.

        H. In the event that, pursuant to this Agreement, the Corporation instructs the Custodian to pay for securities on behalf of the Corporation, The Corporation hereby grants its to the Custodian a security interest in such securities, until the Custodian has been reimbursed by the Corporation in immediately available funds. The Corporation's written instructions designating the securities to be paid for shall be considered the requisite description and designation of the securities pledged to the Custodian for purposes of the requirements of the Uniforn Commercial Code.

     Section 11. Reports by the Custodian

        The Custodian shall furnish the Corporation daily with a Statement summarizing all transactions and entries for the account of the Corporation. The Custodian shall furnish the Corporation at the end of @Very month with a list of the portfolio securities held by it as Custodian for the Corporation, adjusted for all commitments confirmed by the Corporation as of such time, certified by a duly authorized officer of the Custodian. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of the Corporation, its auditors and officers of its investment advisors.

     Section 12. Termination or Assignment

        This Agreement may be terminated by the Corporation, or by the Custodian, on sixty (60) day' notice, given in writing and sent by registered or certified mail to the Custodian, or to the corporation, as the case may be, at the address hereafter set forth. Upon the effective date of any termination of this Agreement, pending-appointment of a successor to the-Custodian or a vote of the shareholders of the Corporation to dissolve or to function without a Custodian of its funds, securities and other property, the Custodian shall not deliver funds, securities or other property of the Corporation to the Corporation, but may deliver them to a bank or trust company of its own selection, having an aggregate capital surplus and undivided profits, as shown by its last published report of not less than ten million dollars ($10,000,000), as a Custodian for the Corporation to be held under terms similar to those of this Agreement; provided, however, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Corporation of all liabilities constituting a charge on or against the properties then held by the Custodian or-on or against the Custodian, and until full payment shall have been made to the Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

     Section 13. Miscellaneous

        A. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the- Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its office at one Exchange Place, Jersey City, New Jersey 07303, or at such other place as the Custodian may from time to time designate in writing.

        B. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Corporation, shall be sufficiently given if addressed to the Corporation And mailed or delivered to it at its office at P.O. Box 9011, Princeton, New Jersey 08540-9011.

     or at such other place as the Corporation may from time to time designate in writing.

        C. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized or approved by a resolution of the Board of Directors of the Corporation.

        D. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Corporation without the written consent of the Custodian, or by the Custodian without the written consent of the Corporation authorized or approved by a resolution of its Board of Directors.

        E. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together constitute but one instrument.

        F. This Agreement and the rights and obligations of the Corporation and the Custodian hereunder shall be construed and interpreted in accordance with the laws of the State of New Jersey.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

        Executed in several counterparts, each of which is an original.


                                      THE FIRST JERSEY NATIONAL BANK
 Attest:

 /s/                                   By: /s/
 ------------------------------          -----------------------------


                                      MERRILL LYNCH RETIREMENT
                                      BENEFIT INVESTMENT PROGRAM
 Attest:

 /s/ Robert Harris                     By: /s/ Gerald M. Richard
 ------------------------------          -----------------------------